UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2008

CYTOGEN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14879	22-2322400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 College Road East, Suite 3100, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 750-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

                On March 10, 2008, Cytogen Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EUSA Pharma, Inc., a Delaware corporation (“EUSA”) and EUSA Pharma (USA), Inc., a Delaware corporation and wholly-owned subsidiary of EUSA (“EUSA Pharma (USA)”).  Pursuant to the terms of the Merger Agreement, EUSA Pharma (USA) will be merged with and into the Company, with the Company continuing as the surviving corporation and a direct, wholly-owned subsidiary of EUSA (the “Merger”).

                Under the terms of the Merger Agreement, at the effective time of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $0.62 in cash, without interest.  Aggregate consideration is expected to be approximately $22,400,000, not to exceed $22,600,000.

                At the effective time of the Merger, each outstanding option, stock equivalent right, warrant or other right to acquire shares of the Company’s common stock, hereinafter referred to as a derivative security, whether or not then exercisable or vested, will become fully exercisable and vested.  Each derivative security which is then outstanding will be canceled and, in consideration of such cancellation, each derivative security will be converted into the right to receive a cash payment equal to the product of (x) the excess of the Merger consideration over the exercise price of the derivative security, if any, and (y) the number of shares of common stock underlying the derivative security, less any applicable withholding taxes.  No payment will be made with respect to any derivative security that has a per share exercise price equal to or greater than the Merger consideration. At the effective time, each share of Company common stock that is subject to vesting and a repurchase option in favor of the Company immediately prior to the effective time, hereinafter referred to as Company restricted shares, will be 100% exercisable, whether or not then exercisable or vested, and each holder of Company restricted shares will be treated as a holder of Company common stock and entitled to receive the per share Merger consideration for each Company restricted share.

                The Company has made customary representations, warranties and covenants in the Merger Agreement. The Merger Agreement contains a “no shop” restriction on the Company’s ability to solicit third party proposals, provide information and engage in discussions and negotiations with unsolicited third parties. The no shop provision is subject to a “fiduciary out” provision that allows the Company to provide information and participate in discussions and negotiations with respect to third party acquisition proposals submitted after the date of the Merger Agreement that the Board of Directors determines in good faith, following consultation with its legal and financial advisors, are reasonably likely to result in a “Superior Proposal,” as defined in the Merger Agreement.

                The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith, after consultation with its legal and financial advisors, that it has received a Superior Proposal and that it is required to terminate the Merger Agreement in order to comply with its fiduciary duties, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination the Company must pay a termination fee equal to five percent (5%) of the total merger consideration, including up to $500,000 for reimbursement of expenses.

                Consummation of the Merger is subject to various conditions, including approval of the Merger by the Company’s stockholders, the receipt of required regulatory reviews and other customary closing conditions.  The parties presently anticipate closing the transaction during the second quarter of 2008.

                In connection with the parties’ entrance into the Merger Agreement, the parties also entered into a sublicense agreement for the European and Asian rights to the Company’s CAPHASOL® product (the “Sublicense Agreement”).  Under the terms of the Sublicense Agreement, which shall become effective on the date that the Company files its preliminary Proxy Statement concerning the Merger Agreement with the SEC, EUSA shall pay the Company a one-time payment of $10 million, $5 million of which shall be used by the Company to exercise its option to the European and Asian rights to CAPHASOL and $5 million of which will be used for general working capital of the Company.

                The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference.

                The Company will file the Sublicense Agreement as an exhibit to its next Quarterly Report on Form 10-Q.

                The Board of Directors engaged Janney Montgomery Scott LLC (“Janney”) to serve as financial advisor to the Company. Janney delivered an opinion to the Board of Directors, dated as of March 10, 2008, to the effect that, as of the date of the opinion, and based upon and subject to the matters described therein, the merger consideration to be received by holders of the Company’s common stock was fair, from a financial point of view, to such holders.

                The Board of Directors also retained ThinkEquity Partners, LLC (“ThinkEquity”) as its investment bank.  ThinkEquity assisted the Company in identifying and evaluating strategic alternatives intended to enhance the future growth of its pipeline and maximize stockholder value.

                In addition, concurrent with the execution of the Merger Agreement, as a condition and inducement to EUSA’s willingness to enter into the Merger Agreement and consummate the Merger, the Company’s officers and directors entered into voting agreements with EUSA and EUSA Pharma (USA) pursuant to which each of the officers and directors agreed to vote all of his or her shares of common stock in favor of the adoption of the Merger Agreement and not to transfer, sell, hypothecate or otherwise dispose of their beneficial ownership of, or their ability to vote, the Company’s common stock held by them as of the date of the Merger Agreement or which they may acquire at a later time.

                On March 11, 2008, the Company issued a press release announcing that the Company had entered into the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

                The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, EUSA or EUSA Pharma (USA). The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, EUSA, EUSA Pharma (USA) or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Information

                In connection with the proposed Merger, the Company will prepare a proxy statement for the Company’s stockholders to be filed with the Securities and Exchange Commission (the “SEC”). The proxy statement will contain information about the Company, the proposed Merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from the Company by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (http://www.sec.gov ) or, without charge, from the Company’s website at www.cytogen.com or by directing such request to Cytogen Corporation, 650 College Road East, Suite 3100, Princeton, New Jersey 08540, Attention: Kevin J. Bratton, Senior Vice President, Finance and Chief Financial Officer.

                The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information concerning the Company and its directors and executive officers is set forth in the Company’s proxy statement and Annual Report on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the Merger when it becomes available.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of March 10, 2008, among EUSA Pharma, Inc., EUSA Pharma (USA), Inc. and Cytogen Corporation.*

99.1	Press release, dated March 11, 2008, of Cytogen Corporation regarding execution of the Agreement and Plan of Merger.

*     Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOGEN CORPORATION

By:	/s/ Kevin J. Bratton
Kevin J. Bratton
Senior Vice President, Finance and Chief
Financial Officer

Dated:    March 11, 2008